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                                                                    EXHIBIT (21)
                            CORPORATION SUBSIDIARIES

MedGP, Inc. - Delaware corporation
MedPartners Acquisition Corporation - Delaware corporation
MedPartners Aviation, Inc. - Delaware corporation
Bay Area Practice Management Group, Inc. - California corporation
CHS Management, Inc. - Delaware corporation
Caremark International Inc. - Delaware corporation
Caremark Inc. - California corporation
Caremark Physician Services of Texas Inc. - Delaware corporation
MCS Holdings Corporation - Delaware corporation
Prescription Health Services, Inc. - California corporation
Strategic Healthcare Management, Inc. - California corporation
MP Indemnity Ltd. - Bermuda corporation
Caremark International Holdings Inc. - Delaware corporation
Caremark Holdings N.V. - The Netherlands corporation
Caremark S.A. - France corporation
Caremark Distribution S.A. - France corporation
Caremark Ltd. - Japan corporation
Caremark Limited - New Zealand corporation
Caremark Limited - England and Wales, United Kingdom corporation
Caremark Services Limited - England and Wales, United Kingdom corporation
CPSL Limited - England and Wales, United Kingdom corporation
Caremark Pty. Ltd. - New South Wales, Australia corporation
MedPartners Physician Services Inc. - Delaware corporation
Caremark Nephrology Services Inc. - Delaware corporation
Caremark Resources Corporation - Delaware corporation
Friendly Hills Healthcare Network Inc. - Delaware corporation
North Suburban Clinic Ltd. - Illinois corporation
Greeley Clinic, Inc. - Oregon corporation
LFMG, Inc. - California corporation
Pacific Medical Group, Inc. - Oregon corporation
Pacific Physician Services, Inc. - Delaware corporation
PPS East, Inc. - Delaware corporation
PPS North Carolina Medical Management, Inc. - North Carolina corporation
PPS Riverside Division Acquisition and Management Corp. I - Delaware corporation PPS Valley Management, Inc. - California corporation
Pacific Indemnity, Ltd. - British Virgin Islands corporation
Pacific Physician Services Arizona, Inc. - Delaware corporation
Pacific Physician Services Nevada, Inc. - Delaware corporation
Physicians' Hospital Management Corporation - Delaware corporation
Reliant Healthcare Systems, Inc. - California corporation
Team Health, Inc. - Tennessee corporation
Clinic Management Services, Inc. - Tennessee corporation
Daniel & Yeager, Inc. - Alabama corporation
Drs. Sheer, Ahearn & Associates, Inc. - Florida corporation
The Emergency Associates for Medicine, Inc. - Florida corporation
Emergency Coverage Corporation - Tennessee corporation
Emergency Physician Associates, Inc. - New Jersey corporation
Emergency Professional Services, Inc. - Ohio corporation
Hospital Based Physician Services, Inc. - Tennessee corporation
Med: Assure Systems, Inc. - Tennessee corporation
Northwest Emergency Physicians, Inc. - Washington corporation
Southeastern Emergency Physicians, Inc. - Tennessee corporation
Southeastern Emergency Physicians of Memphis, Inc. - Tennessee corporation Emergicare Management Incorporated - Tennessee corporation
Team Radiology, Inc. - North Carolina corporation
MedPartners Provider Network, Inc. - California corporation
St. Johns Clinic, Inc. - Oregon corporation
The Tigard Clinic, Inc. - Oregon corporation
MedPartners East, Inc. - Delaware corporation
MedPartners Integrated Network-Chandler, Inc. - Arizona corporation
Reich, Seidelmann & Janicki Co. - Ohio corporation
Charles L. Springfield, Inc. - California corporation
Karl G. Mangold, Inc. - California corporation
Herschel Fischer, Inc. - California corporation
Georgia MedPartners Management, Inc. - Georgia corporation
MedPartners of New Mexico, Inc. - Delaware corporation
MedPartners-Texas, Inc. - Texas non-profit corporation
Aetna Professional Management Corporation - Connecticut corporation
ADS Health Management, Inc. - California corporation
Healthways, Inc. - Illinois corporation
HealthSpring, Inc. - Delaware corporation
HealthSpring of Illinois, Inc. - Delaware corporation
HealthSpring of Pennsylvania, Inc. - Delaware corporation
InPhyNet Medical Management, Inc. - Delaware corporation
InPhyNet Administrative Services, Inc. - Florida corporation
InPhyNet Managed Care, Inc. - Florida corporation
Acute Care Medical Management, Inc. - Ohio corporation
BGS Healthcare, Inc. - Florida corporation
Health Services of Pembroke Lakes, Inc. - Florida corporation
Home Health Agency of Greater Miami, Inc. - Florida corporation
InPhyNet Managed Care Contracting Services, Inc. - Florida corporation
InPhyNet Managed Care Contracting Services of Century Village, Inc. - Florida
  corporation
InPhyNet Managed Care of South Broward, Inc. - Florida corporation
InPhyNet Medical Management of Ohio, Inc. - Florida corporation
Sachs, Morris & Sklaver, Inc. - Florida corporation
EMSA South Broward, Inc. - Florida corporation
InPhyNet Hospital Services, Inc. - Florida corporation
EMSA Contracting Services, Inc. - Florida corporation
EMSA Louisiana, Inc. - Florida corporation
InPhyNet Anesthesia of West Virginia, Inc. - West Virginia corporation Metroamerican Radiology, Inc. - North Carolina corporation
Neo-Med, Inc. - Florida corporation
Paragon Anesthesia, Inc. - Florida corporation
Paragon Contracting Services, Inc. - Florida corporation
Paragon Imaging Consultants, Inc. - Florida corporation
Rosendorf, Margulies, Borushok, Schoenbaum Radiology Associates of Hollywood,
  Inc. - Florida corporation
Virginia Emergency Physicians, Inc. - Virginia corporation
InPhyNet Government Services, Inc. - Florida corporation
EMSA Correctional Care, Inc. - Florida corporation
EMSA Military Services, Inc. - Florida corporation
IMBS, Inc. - Florida corporation
InPhyNet Medical Management Institute, Inc. - Delaware corporation
Acute Care Specialists, Co. - Pennsylvania corporation
Occucare, Inc. - Ohio corporation
PPS Indemnity, Inc. - Hawaii corporation
Quantum Plus, Inc. - California corporation
MedPartners/Talbert Medical Management Corporation - Delaware corporation Talbert Medical Management Corporation - Delaware corporation
Talbert Health Services Corporation - Delaware corporation


                           NON-CORPORATE SUBSIDIARIES

MedOhio, L.P. - Delaware limited partnership
MedTen, L.P. - Delaware limited partnership
MedTex, L.P. - Delaware limited partnership
MedPartners Physician Services of Illinois L.L.C. - Illinois limited liability company
Cerritos Investment Group - California general partnership
Cerritos Investment Group II - California general partnership
Family Medical Center - Oregon general partnership
5000 Airport Plaza, L.P. - California limited partnership
KS-PSI of Texas L.P. - Delaware general partnership
MPI/Memorial IPA, LLC - California limited liability company
PPS Medical Management and Consulting, L.L.C. - Delaware limited liability company
Sierra Meadows Associates, Ltd. - Nevada limited partnership
Fischer Mangold - California general partnership
MedPartners Administration, L.P. - Delaware limited partnership
MedPartners Physician Management, L.P. - Delaware limited partnership
EMSA Limited Partnership - Florida limited partnership
Paragon Healthcare Limited Partnership - Florida limited partnership